مصرف الريان
MASRAF AL RAYAN

November 05, 2015

FINAL TERM SHEET
Omagine LLC
To finance the development and construction of the Omagine Project's Phase 1 in Oman

The terms and conditions outlined below are not a comprehensive statement of all-applicable terms and conditions. This offer is subject to satisfactory completion of all necessary legal documentation, Shariah Supervisory Board and compliance to Qatar Central Bank rules and regulations. All terms & conditions outlined in this document are strictly confidential and should not be disclosed to any third-party without the prior written approval of Masraf Al Rayan

Obligor:	Omagine LLC
Financier:	Masraf Al Rayan "MAR"
Facility Type:	Commodity Murabaha
Amount:	USD 25,000,000 (Twenty Five Million US Dollars)
Currency:	USD
Purpose:	To finance the development and construction of the Omagine Project's Phase 1 in Oman.
Tenor:	12 Months
Profit Rate:	12Months USD LIBOR + 1.00% p.a.
Feasibility Study Fees:	Nil
Signing Date:	Date of signing of the Facility Documentation.
Effective Date:	Date on which Conditions Precedent are met or waived, as advised by Masraf Al Rayan. The Effective Date to occur within fifteen (15) days of the Signing Date.
Availability Period:	1 month
Prepayment:	In case of prepayment, Obligor must provide: 1. 90 calendar day's written notice. 2. Masraf Al Rayan is given the first right of refusal for any refinancing.
Shariah Compliant Transaction:	Disbursements under the Facility will be effected during the availability period by way of a Shariah Compliant Transaction
Deferred Payment:	Purchase Price plus Profit Amount.

SA TB

مصرف الريان
MASRAF AL RAYAN

Security:	Lien on cash in the amount and currency equivalent to the aggregate of facility's amount and applicable deferred profit ("Cash Collateral") to be placed in the client's USD current account. For avoidance of doubt, the Cash Collateral shall not accrue any profit during the facility's tenor.
Repayment:	Bullet payment of principal and applicable profit at maturity.
Business Days:	Days on which banks are generally open for business in the State of Qatar.
Status:	The obligations under the Facility Documentation (where applicable) shall constitute the direct, unconditional and un-subordinated obligations of Obligor and shall rank *pari passu* with all its other present and future unsecured and un-subordinated obligations.
Facility Documentation:	Final Term Sheet and Shariah compliant financing documentation (" the Agreement") between Obligor and "Masraf Al Rayan"
Mandatory Prepayment:	Masraf Al Rayan may cancel its commitment and / or require prepayment of the entire facility amount, if, there is any breach on any covenants that would be discussed and agreed with the Obligor. Failure by the Obligor to provide a new request to enter into a new Shariah Compliant Transaction at least ten (10) Business Days prior to the Maturity Date of the maturing Shariah Compliant Transaction will result in a Mandatory Prepayment, unless otherwise agreed in writing by Masraf Al Rayan. Any refinancing which should take out this Facility should trigger a Mandatory Prepayment with Masraf Al Rayan having first right of refusal. Any such prepayments made by the Obligor will be reduced from the facility amount and Masraf Al Rayan will not be obligated to make up for the amount prepaid under this clause and the Deferred Payment Price then outstanding shall be reduced to the extent of the amount prepaid under this clause.

Representations: The Obligor will make each of the following representations customary for a facility of this kind, including, without limitation, on the date of the Agreement and on the date of each offer to purchase.

(a) Status
(b) Binding obligations
(c) Non conflict with other obligations
(d) Power and authority
(e) Validity and admissibility in evidence
(f) Governing law and enforcement
(g) No material change since the last audited financial statements
(h) No deduction of tax
(i) No filing or stamp taxes
(j) No default
(k) No misleading information
(l) Financial statements
(m) Pari Passu ranking
(n) No proceedings pending or threatened
(o) Solvency

Information Undertakings: The Obligor shall supply to Masraf Al Rayan each of the following:

a) As soon as they become available, but in any event within 120 days of the end of its financial year it's audited consolidated financial statements.
b) As soon as they become available, but in any event within 90 days of the end of its financial half year its consolidated financial statements
c) Details of any material litigation, arbitration or administrative proceedings
d) Such other information regarding its financial condition, business and operations as Masraf Al Rayan may reasonably request

General Undertakings: The following undertakings will be included in the Agreement in respect of the Obligor, including, without limitation:

(a) Authorisations
(b) Compliance with laws
(c) Disposal of assets
(d) Restriction on merger
(e) No change of business

مصرف الريان
MASRAF AL RAYAN

Events of Default:

Each of the following event of default will be included in the Agreement in respect of the Obligor, including, without limitation:

(a) Non-payment
(b) Any financial covenant not satisfied
(c) Failure to comply with any other obligations
(d) Misrepresentation
(e) Cross default
(f) Insolvency
(g) insolvency proceedings/ creditors' process
(h) Unlawfulness
(i) Repudiation
(j) Material adverse change
(k) Failure to pay final judgement

Assignments & Transfers:

Masraf Al Rayan may assign any of its rights or transfer by notation any of its rights and obligations to another bank or financial institution or to a trust fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in financing, loans, securities or other financial assets provided that Masraf Al Rayan provides fifteen (15) days' notice to the Obligor.

The consent of the Obligor will be required (not to be unreasonably withheld or delayed) for any assignment or transfer, except in cases of assignment or transfer by the Financier to any of its affiliates, to any other Financier (or any affiliates thereof) or whilst an Event of Default is continuing. Such consent may be withheld if the Obligor is not able to complete its "know your customer" checks for the proposed Financier or in the event the assignment or transfer would result in an increase in any amount payable by the Obligor under the Facility by way of tax gross-up or indemnity. The Obligor will be deemed to have given its consent if no express refusal is received within fifteen (15) Business Days.

Conditions Precedent:

These will include the following, without limitation, in relation to the Obligor in form and substance satisfactory to Masraf Al Rayan:

(a) Constitutional documents
(b) Resolution of board of directors
(c) Specimen signatures
(d) Certification of copy documents
(e) Execution of Facility Documentation
(f) Evidence of payment of all fees, costs and expenses then due from the Obligor under the Agreement
(g) *Fatwa* issued by Masraf Al Rayan Shariah Committee approving the Facility Documentation
(h) Perfection of the Security documents
(i) Legal opinion by Masraf Al Rayan Legal Counsel on KYC documents; Obligors authority to borrow and enforceability of security documents.

SA TB

مصرف الريان
MASRAF AL RAYAN

Miscellaneous Provisions:	The Agreement will contain provisions relating to tax gross up, late payment charges, market disruption, and indemnities and set-off. The Agreement will also include a provision relating to currency shortfall and customary provisions relating to mitigation by the Financiers. Any late payment charges received by Masraf Al Rayan will be used to (i) firstly, pay any actual costs (not to include any opportunity costs or funding costs) incurred by the Financier as a result of such late payment and (ii) secondly, to donate the remaining amount, to a charity or charities.
Expenses:	All legal, printing, signing ceremony (if any), publicity (if any) and out-of-pocket expenses incurred in the negotiation, and completion of the Facility will be for the account of the Obligor. All expenses are payable within 30 days of the presentation of an invoice. Expenses will be payable whether or not Facility Documentation is signed.
Material Adverse Effect:	The terms set out in the Term Sheet are subject to there being no Material Adverse Effect, which in the reasonable opinion of Masraf Al Rayan is materially adverse on the Obligor's ability (i) to repay the Facility or (ii) to fulfil its payment and other material obligations under the Facility Documentation.
Validity:	This offer is valid for acceptance until 5th of December 2015
Governing Law:	1. This Agreement shall be governed and construed in accordance with laws of Qatar. 2. The Parties irrevocably agree that the Qatari courts shall have exclusive jurisdiction to settle any dispute that may arise out of or in connection with this Agreement.

[signature]
....

SA TB For **Mohammed I Al-Emadi**
AGM – Wholesale Banking Group
Masraf Al Rayan

The above terms and conditions are accepted for and on behalf of Obligor

By **Mr.** FRANK J. DROHAN

Signature: [signature] Date: November 9, 2015

MARADWN00550107